PennantPark Floating Rate Capital Ltd. Amends Credit Facility

NEW YORK, NY -- (Marketwire - April 01, 2013) - PennantPark Floating Rate Capital Ltd. (the "Company") (NASDAQ: PFLT) announced today that on March 29, 2013, through PennantPark Floating Rate Funding I, LLC, a wholly-owned subsidiary of the Company ("Funding I"), it has entered into an amendment of its amended and restated revolving credit facility with SunTrust Bank, which among other things, (i) increased the size of the Credit Facility from $100 million to $125 million, (ii) reduced the interest rate on amounts drawn under the Credit Facility from 225 to 200 basis points above the London Interbank Offer Rate for the revolving period which extends through May 14, 2015, (iii) reduced the undrawn Commitment Fee and (iv) extended the maturity date to May 14, 2018. The Credit Facility includes customary covenants, including minimum asset coverage and minimum equity.

ABOUT PENNANTPARK FLOATING RATE CAPITAL LTD.

PennantPark Floating Rate Capital Ltd. is a business development company which primarily invests in U.S. middle-market private companies in the form of floating rate senior secured loans. From time to time, the Company may also invest in mezzanine debt and equity investments. PennantPark Floating Rate Capital Ltd. is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements." All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

CONTACT:
Aviv Efrat
PennantPark Floating Rate Capital Ltd.
(212) 905-1000
www.pennantpark.com